                                                                    Exhibit 23.1







                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Optical Sensors Incorporated of our report dated February 12, 1998, included in the 1997 Annual Report to Shareholders of Optical Sensors Incorporated.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04373) pertaining to the Optical Sensors Incorporated 1989 Omnibus Stock Option Plan and the Optical Sensors Incorporated 1993 Stock Option Plan and, in the Registration Statement (Form S-8 No. 333-17493) pertaining to the Optical Sensors Incorporated Employee Stock Purchase Plan, of our report dated February 12, 1998, with respect to the financial statements of Optical Sensors Incorporated, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                 /s/ Ernst & Young LLP



Minneapolis, Minnesota
March 27, 1998